Exhibit 10.2

[Execution]

AMENDMENT NO. 1 AND CONSENT TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 1 AND CONSENT TO LOAN AND SECURITY AGREEMENT, dated as of June 12, 2006, by and among Wachovia Bank, National Association, a national banking association, in its capacity as agent acting for and on behalf of the parties to the Loan Agreement (as hereinafter defined) as lenders (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (each individually a “Lender” and collectively, “Lenders”), Vitamin Shoppe Industries Inc., a New York corporation (“Vitamin Shoppe”), VS Direct Inc., a Delaware corporation (“VS Direct”, and together with Vitamin Shoppe, each individually a “Borrower” and collectively, “Borrowers”), VS Holdings, Inc., a Delaware corporation (“Holdings”), and VS Parent, Inc., a Delaware corporation (“Parent”, as hereinafter further defined, and together with Holdings, each individually a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Holdings have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated November 15, 2005, by and among Agent, Lenders, Borrowers and Holdings and as amended hereby (as the same now exists, as amended hereby and as may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”;

WHEREAS, Borrowers have requested that Agent and Lenders (a) consent to the transactions contemplated by the June 2006 Reorganization Documents (as hereinafter defined), (b) amend the Loan Agreement to (i) add Parent as an additional Guarantor under the Loan Agreement and the other Financing Agreements, and (ii) add the grant by Parent to Agent, for itself and the benefit of Secured Parties, of a security interest in and lien upon the assets and properties of Parent, and (c) make certain other amendments to the Loan Agreement and the other Financing Agreements; and

WHEREAS, the parties hereto desire to enter into this Amendment No. 1 to evidence and effectuate such amendments, subject to the terms and conditions and to the extent set forth herein;

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Amendment No. 1” shall mean Amendment No. 1 and Consent to Loan and Security Agreement, dated as of June 12, 2006, by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Holdings” shall mean VS Holdings, Inc., a Delaware corporation, survivor of the merger of VS Mergersub with and into VS Holdings, Inc., a Delaware corporation, together with its successors and assigns.

(iii) “June 2006 Reorganization Documents” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Certificate of Incorporation of Parent filed with the Secretary of State of the State of Delaware on or about June 12, 2006, (b) the Certificate of Incorporation of VS Mergersub filed with the Secretary of State of the State of Delaware on or about June 12, 2006, (c) the By-Laws of Parent, (d) the Amended and Restated By-Laws of Holdings, effective as of June 12, 2006, (e) the By-Laws of VS Mergersub, (f) the Third Amended and Restated Bylaws of Vitamin Shoppe, (g) the Amended and Restated By-Laws of VS Direct, (h) the Agreement and Plan of Merger, dated as of June 12, 2006, between VS Mergersub and Holdings; (i) the Certificate of Merger, dated as of June 12, 2006, between VS Mergersub and Holdings filed with the Secretary of State of the State of Delaware on or about June 12, 2006, (j) the agreements, documents and instruments listed on Schedule 1 to Amendment No. 1, and (k) all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor in connection with or related to any of the foregoing.

(iv) “VS Mergersub” shall mean VS Mergersub, Inc., a Delaware corporation, and its successors and assigns.

(b) Amendments to Definitions.

(i) Advisory Services Agreement. The definition of “Advisory Services Agreement” set forth in Section 1.5 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.5 ‘Advisory Services Agreement’ shall mean the Advisory Services Agreement, dated as of November 27, 2002, between Bear Stearns Merchant Manager II, LLC, Holdings and Vitamin Shoppe, as amended by Amendment No. 1 to Advisory Services Agreement, dated on or about June 12, 2006, among Bear Stearns Merchant Manager II, LLC, Parent, Holdings and Vitamin Shoppe, as the same may be further amended, modified, or supplemented from time to time.”

(ii) Bank Product Providers. The definition of “Bank Product Providers” set forth in Section 1.14 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.14 ‘Bank Product Providers’ shall mean Agent, the parties hereto from time to time as Lenders, Wachovia (whether or not Wachovia is Agent or a

Lender) and any of their respective Affiliates that may, from time to time, provide any Bank Products to any Borrower or any Subsidiary of any Borrower.”

(iii) Change of Control. The definition of “Change of Control” set forth in Section 1.30 of the Loan Agreement is hereby amended by deleting clause (g) from such definition in its entirety and replacing it with the following:

“(g) Parent fails to own directly one hundred percent of the Voting Stock of Holdings or Holdings fails to own directly one hundred percent of the Voting Stock of Vitamin Shoppe”.

(iv) Collateral. All references to the term “Collateral” in the Loan Agreement or any of the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Collateral of Parent at any time subject to the security interest or lien of Agent pursuant to the Financing Agreements, including the Collateral described in Section 12 of this Amendment No. 1.

(v) Existing Lenders. The definition of “Existing Lenders” set forth in Section 1.66 of the Loan Agreement is hereby amended by deleting each reference to “Parent” and replacing it with “Holdings”.

(vi) Guarantors. The definition of “Guarantors” set forth in Section 1.77 of the Loan Agreement is hereby amended by deleting the reference to “Parent” and replacing it with “Parent, Holdings” and all references to the term “Guarantor” or “Guarantors” in the Loan Agreement and all of the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, Parent.

(vii) Parent. The definition of “Parent” set forth in Section 1.112 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.112 ‘Parent’ shall mean VS Parent, Inc., a Delaware corporation, and its successors and assigns.”

(viii) Senior Secured Note Indenture. The definition of “Senior Secured Note Indenture” set forth in Section 1.135 of the Loan Agreement is hereby amended by deleting the reference to “Parent” and replacing it with “Holdings”.

(c) Interpretation. For purposes of this Amendment No. 1, unless otherwise defined herein, all capitalized terms used herein which are defined in the Loan Agreement shall have the meanings given to such terms in the Loan Agreement.

2. Consent to Reorganization. Notwithstanding anything to the contrary set forth in the Loan Agreement and the other Financing Agreements and subject to the terms and conditions set forth herein, Agent and Lenders hereby consent to:

(a) the formation of Parent by Holdings in accordance with the applicable June 2006 Reorganization Documents;

(b) the formation of VS Mergersub by Parent in accordance with the applicable June 2006 Reorganization Documents;

(c) the merger of VS Mergersub with and into Holdings, with Holdings as the surviving corporation (the “Holdings Merger”), in accordance with the applicable June 2006 Reorganization Documents; and

(d) the exchange by each shareholder of Holdings of all of such shareholder’s shares of Capital Stock of Holdings for proportionate shares of Capital Stock of Parent.

3. Grant of Security Interest. The third to last sentence of Section 5.1 of the Loan Agreement is hereby amended by adding the following clause (iv) at the end of such sentence:

“and, (iv) the promissory note, dated November 27, 2002, by Thomas A. Tolworthy to Holdings (as assigned by indorsement to Parent) evidencing the Indebtedness of Thomas A. Tolworthy to Parent described in Section 9.10(l) hereof.”

4. Financial Statements and Other Information. Section 9.6(a) of the Loan Agreement is hereby amended by deleting each reference to “Parent” and replacing it with “Holdings”.

5. Sale of Assets, Consolidation, Merger, Dissolution, Etc. Section 9.7(a) of the Loan Agreement is hereby amended by inserting the following immediately prior to the period at the end of such Section:

“; and (iv) a Guarantor may merge into or with or consolidate with or dissolve or liquidate into another Guarantor so long as (A) a Guarantor is the surviving entity with respect thereto, such Guarantor continues to be an organization of the type, domiciled in the state and bearing the same corporate name as existed prior to such merger or consolidation, and such Guarantor has otherwise complied with Section 9.1(b) of this Agreement (if applicable) and all other terms of this Agreement, (B) no Default or Event of Default then exists or would occur as a result thereof, (C) no liens, other than those permitted under the terms of this Agreement with regard to such Guarantor, on the assets of such Guarantor then exist, and (D) such Guarantor would not, as a result of such transaction and upon consummation thereof, be liable for any Indebtedness or other obligations of such other Guarantor, other than Indebtedness or other obligations which are permitted under the terms of this Agreement with regard to such Guarantor.”

6. Indebtedness. Section 9.9(q) of the Loan Agreement is hereby amended by deleting the reference to “Parent” and replacing it with “Holdings or Parent”.

7. Loans, Investments, Etc. Section 9.10(l) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(l) the loan by Parent (as assigned from Holdings) to Thomas A. Tolworthy in the original principal amount of $1,500,000, plus accrued interest,”

8. Dividends and Redemptions.

(a) Section 9.11(d) of the Loan Agreement is hereby amended by deleting each reference to “Parent” and replacing it with “Holdings or Parent”.

(b) Section 9.11(e) of the Loan Agreement is hereby amended by deleting each reference to “Parent” and replacing it with “Holdings or Parent”.

(c) Section 9.11(f) of the Loan Agreement is hereby amended by deleting each reference to “Parent” and replacing it with “Holdings or Parent”.

9. Transactions with Affiliates. Section 9.12(b) of the Loan Agreement is hereby amended by deleting each reference to “Parent” and replacing it with “Holdings or Parent”.

10. Fixed Charge Coverage Ratio. Section 9.17 of the Loan Agreement is hereby amended by deleting the reference to “Parent” and replacing it with “Holdings”.

11. Assumption of Obligations; Amendments to Guarantees and Financing Agreements.

(a) Parent hereby expressly (i) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Loan Agreement and the other Financing Agreements applicable to Guarantors and as applied to Parent, with the same force and effect as if Parent had originally executed and been an original Guarantor signatory to the Loan Agreement and the other Financing Agreements, (ii) is deemed to make and is in all respects bound by all representations and warranties made by Guarantors to Agent and Lenders set forth in the Loan Agreement or in any of the other Financing Agreements, (iii) agrees that Agent, for itself and the benefit of Lenders, shall have all rights, remedies and interests, including security interests in and liens upon the Collateral granted to Agent pursuant to Section 12 hereof, under and pursuant to the Loan Agreement and the other Financing Agreements, with respect to Parent and its properties and assets with the same force and effect as Agent, for itself and the benefit of Lenders, has with respect to Guarantors and their respective assets and properties, as if Parent had originally executed and had been an original Guarantor signatory, as the case may be, to the Loan Agreement and the other Financing Agreements, and (iv) assumes and agrees to be directly liable to Agent and Lenders for all Obligations under, contained in, or arising pursuant to the Loan Agreement or any of the other Financing Agreements to the same extent as if Parent had originally executed and had been an original Guarantor signatory, as the case may be, to the Loan Agreement and the other Financing Agreements.

(b) Each Borrower, in its capacity as a Guarantor of the payment and performance of the Obligations of the other Borrower, and Holdings hereby agrees that the Guarantees, each dated November 15, 2005, by Borrowers and Holdings in favor of Agent and Lenders (the “Existing Guarantees”) are hereby amended to include Parent as an additional guarantor party signatory thereto, and Parent hereby agrees that the Existing Guarantees are hereby amended to include Parent as an additional guarantor party signatory thereto. Parent hereby expressly (i) assumes and agrees to be directly liable to Agent and Lenders, jointly and severally with

Holdings and Borrowers, for payment and performance of all Obligations (as defined in each Existing Guarantee), (ii) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Existing Guarantees with the same force and effect as if Parent had originally executed and been an original party signatory to the Existing Guarantees as a Guarantor, and (iii) agrees that Agent and Lenders shall have all rights, remedies and interests with respect to Parent and its property under the Existing Guarantees with the same force and effect as if Parent had originally executed and been an original party signatory as a Guarantor to the Existing Guarantees.

12. Grant of Security Interest by Parent. To secure payment and performance of all Obligations, Parent hereby grants to Agent, for itself and the benefit of the Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, as security, all of the following personal property and fixtures, and interests in personal property and fixtures, of Parent, whether now owned or hereafter acquired or existing, and wherever located, including:

(a) all Accounts;

(b) all general intangibles, including, all Intellectual Property and all rights to registration of any domain name;

(c) all goods, including, Inventory and Equipment;

(d) all chattel paper, including, all tangible and electronic chattel paper;

(e) all instruments, including, all promissory notes;

(f) all documents;

(g) all deposit accounts;

(h) all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(i) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other Persons securing the obligations of account debtors;

(j) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of Parent now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of Parent, whether for pledge, custody, transmission, collection or otherwise;

(k) all commercial tort claims;

(l) to the extent not otherwise described above, all Receivables;

(m) all Records; and

(n) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and Parent shall not be deemed to have granted a security interest in, (i) any personal (other than Accounts, Inventory and Intellectual Property) and real property, fixtures and interest of Parent which are not assignable or are incapable of being encumbered as a matter of law, except for the products and proceeds thereof, (ii) Parent’s rights or interests in any license, contract or agreement with respect to Intellectual Property (which is not owned by Parent) to which Parent is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under applicable law, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Parent is a party (except for the products and proceeds thereof); provided, however, upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Parent shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, (iii) the Capital Stock of any Foreign Subsidiary to the extent that such Capital Stock constitutes more than sixty-five percent (65%) of the Voting Stock of all classes of the Capital Stock of such Foreign Subsidiary that are entitled to vote, except for the products and proceeds thereof as long as such products or proceeds do not cause the aggregate amount of the Voting Stock of such Foreign Subsidiary part of the Collateral to exceed at any time sixty-five percent (65%) of the Voting Stock of all classes of the Capital Stock of such Foreign Subsidiary, and (iv) the promissory note, dated November 27, 2002, by Thomas A. Tolworthy to Holdings (as assigned by indorsement to Parent) evidencing the Indebtedness of Thomas A. Tolworthy to Parent described in Section 9.10(l) of the Loan Agreement. Notwithstanding the foregoing, the Collateral shall exclude any rights to any Intellectual Property, or License Agreements that would be cancelled or rendered invalid or unenforceable under applicable law by the grant of a security interest created pursuant to the terms of this Agreement, for as long as such prohibition or reason for invalidity under applicable law exists, except for the products and proceeds thereof. If Parent is required to deliver an estoppel letter with respect to any leasehold to the landlord party to such lease (or to the mortgagor of such landlord), the Collateral shall also exclude any rights to such leasehold to the extent necessary to permit Parent to certify that such leasehold is not subject to any assignment or hypothecation, and solely for purposes of such estoppel letter.

13. Acknowledgments. Each Borrower and each Guarantor hereby acknowledges, confirms and agrees that, as of the effective date of the transactions contemplated by the June 2006 Reorganization Documents, by operation of law and as provided in the June 2006 Reorganization Documents, as the case may be, and this Amendment No. 1: (i) Holdings, as the surviving corporation pursuant to the Holdings Merger, has continued and shall continue to be directly and primarily liable in all respects for the Obligations of Holdings arising prior to the effective time of the Holdings Merger; (ii) Agent shall continue to have valid and perfected security interests, liens and rights in and to all of the assets and properties owned and acquired by

Holdings, as the surviving corporation of the Holdings Merger, and all such assets and properties shall be deemed included in the Collateral, and such security interests, liens and rights and their perfection and priorities have continued and shall continue in all respects in full force and effect; and (iii) without limiting the generality of the foregoing, (A) none of the transactions contemplated by the June 2006 Reorganization Documents shall in any way limit, impair or adversely affect the Obligations now or hereafter owed to Agent and Lenders or any security interests or liens in any assets or properties securing the same, and (B) the security interests, liens and rights of Agent in and to the assets and properties of Holdings, as the surviving corporation of the Holdings Merger, have continued and, upon and after the consummation of the Holdings Merger shall continue to secure all Obligations to Agent and Lenders of Holdings.

14. Authorization to File Financing Statements. Parent irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and Parent as debtor, as Agent may reasonably require, and including any other information with respect to Parent or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of the State of Delaware as Agent may reasonably determine, together with any amendments and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Parent hereby ratifies and approves all financing statements naming Agent or its designee as secured party and Parent, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Parent hereby authorizes Agent to adopt on behalf of Parent any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and Parent as debtor includes assets and properties of Parent that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Parent to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral, provided, that, the inclusion of the description of assets and properties of Parent that do not constitute Collateral in any financing statement shall not be deemed a grant of a security interest in such asset or property of Parent in favor of Agent and Secured Parties. In no event shall Parent at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and Parent as debtor without the prior written consent of Agent.

15. Representations and Warranties. Each Borrower and Guarantor (including Parent) hereby represents and warrants to Agent, Lenders and Issuing Bank the following (which representations and warranties shall survive the execution and delivery hereof and the truth and accuracy of which, together with the representations and warranties in the other Financing Agreements, are a continuing condition of the making of Revolving Loans and Issuing Bank’s providing of Letters of Credit):

(a) This Amendment No. 1 and each other agreement, document and instrument to be executed and delivered by each Borrower and Guarantor in connection herewith or related hereto (collectively, the “Amendment Documents”) and each of the June 2006 Reorganization

Documents has been duly authorized, executed and delivered by all necessary corporate action on the part of each Borrower and Guarantor which is a party hereto and thereto, and, if necessary, its stockholders and is in full force and effect as of the date hereof, and the agreements and obligations of each Borrower and Guarantor contained herein and therein constitute legal, valid and binding obligations of such Borrower or Guarantor enforceable against it in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b) All of the representations and warranties contained herein, in the Loan Agreement and in the other Financing Agreements are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and after giving effect hereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

(c) No action of, or filing with, or consent of any Governmental Authority (other than the filing of UCC financing statements), and no approval or consent of any other third party that has not been obtained (including without limitation the Senior Secured Note Trustee and the holders of the Senior Secured Notes), is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment No. 1, the other Amendment Documents and the June 2006 Reorganization Documents.

(d) All necessary actions and proceedings in connection with this Amendment No. 1, the other Amendment Documents and the June 2006 Reorganization Documents and the transactions contemplated hereby and thereby have been duly and validly taken in accordance with the terms thereof, and all required consents thereto under any agreement, document or instrument to which each Borrower and Guarantor is a party, and all applicable consents or approvals of Governmental Authorities, have been obtained.

(e) No approval, consent, waiver, acknowledgment or agreement of any third party (including without limitation the Senior Secured Note Trustee and the holders of the Senior Secured Notes) that has not been obtained on or prior to the date hereof is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment No. 1, the other Amendment Documents and the June 2006 Reorganization Documents.

(f) Neither the execution and delivery of this Amendment No. 1, the other Amendment Documents or the June 2006 Reorganization Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof: (i) shall result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent; (ii) has violated or shall violate any law or regulation or any order or decree of any court or Governmental Authority in any material respect; (iii) does, or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound, including without limitation the Senior Secured Note Indenture; (iv) shall violate any provision of the Certificate of Incorporation or By-Laws of any Borrower or Guarantor.

(g) After giving effect to the transactions contemplated by the June 2006 Reorganization Documents, (i) all of the issued and outstanding shares of Capital Stock of Parent shall be directly and beneficially owned and held by (A) the shareholders of Holdings immediately prior to the date hereof and (B) Holdings (which shall retain one share of common stock and one share of preferred stock until such time as such shares are distributed to Parent as a dividend), (ii) all of the issued and outstanding shares of Capital Stock of Holdings shall be directly and beneficially owned and held by Parent, and (iii) all of the issued and outstanding shares of Capital Stock of Vitamin Shoppe shall be directly and beneficially owned and held by Holdings, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except for liens created hereunder, under the Loan Agreement and under the other Financing Agreements or as disclosed in writing to Agent prior to the date hereof or as permitted by Section 9.8 of the Loan Agreement.

(h) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits the consummation of the transactions contemplated by the June 2006 Reorganization Documents or any part thereof, and no governmental action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the June 2006 Reorganization Documents.

(i) As of the date hereof, Parent (i) is a corporation, duly formed and validly existing in good standing under the laws of the State of Delaware; and (ii) is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction wherein the character of the properties owned or licensed or the nature of the business of Parent makes such qualification to do business necessary except for those jurisdictions where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

(j) On the date hereof, after giving effect to the consummation of the transactions set forth in this Amendment No. 1 and the June 2006 Reorganization Documents, Borrowers and Guarantors taken as a whole are Solvent.

(k) After giving effect to this Amendment No. 1, the transactions contemplated hereby and the transactions contemplated by the June 2006 Reorganization Documents, no Default or Event of Default exists or has occurred and is continuing on the date hereof.

16. Conditions Precedent. The amendments contained herein shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Agent:

(a) Agent shall have received this Amendment No. 1, duly authorized, executed and delivered by each Borrower, each Guarantor and the Required Lenders;

(b) Agent shall have received, in form and substance reasonably satisfactory to Agent, (i) the Pledge and Security Agreement by Parent in favor of Agent with respect to the shares of Capital Stock of Holdings, duly authorized, executed and delivered by Parent; and (ii) originals of the stock certificates representing all of the issued and outstanding shares of the

Capital Stock of Holdings owned by Parent, together with stock powers duly executed in blank with respect thereto;

(c) Agent shall have received, in form and substance satisfactory to Agent, true, correct and complete photocopies of each of the June 2006 Reorganization Documents, duly authorized, executed and delivered by the parties thereto;

(d) Agent shall have received, in form and substance reasonably satisfactory to Agent, a Secretary’s Certificate of Director’s Resolutions, Corporate Bylaws and Incumbency for each of Parent and Holdings evidencing the adoption and subsistence of resolutions of the board of directors approving the execution, delivery and performance by each of Parent and Holdings of this Amendment No. 1, the other Amendment Documents and the June 2006 Reorganization Documents, as applicable;

(e) Agent shall have received an original good standing certificate and certificates of authority to do business (or their equivalent) from the Secretary of State (or comparable official) of the jurisdiction of incorporation of Parent and each jurisdiction where Parent conducts business (if applicable); and

(f) After giving effect to the transactions contemplated by this Amendment No. 1, the other Amendment Documents and the June 2006 Reorganization Documents, no Default or Event of Default shall exist or shall have occurred and be continuing on the date hereof.

17. Effect of this Amendment. This Amendment No. 1 and the other Amendment Documents constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly amended pursuant hereto and except for the amendments expressly contained herein, no other changes or modifications or waivers to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 1, the provisions of this Amendment No. 1 shall control.

18. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York).

19. Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

20. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 1 by telecopier shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telecopier also shall deliver an original executed counterpart of this Amendment No. 1, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 1 as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS

VITAMIN SHOPPE INDUSTRIES INC.

By:	/s/ Thomas Tolworthy

Title:	Chief Executive Officer

VS DIRECT INC.

By:	/s/ Thomas Tolworthy

Title:	Chief Executive Officer

GUARANTORS

VS PARENT, INC.

By:	/s/ Thomas Tolworthy

Title:	Chief Executive Officer

VS HOLDINGS, INC.

By:	/s/ Thomas Tolworthy

Title:	Chief Executive Officer

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AGENT AND LENDERS

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:	/s/ James O’Connell
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Christine Marie Scott
Title:	Director

SCHEDULE 1

Additional June 2006 Reorganization Documents

1.	Allonge to Secured Partial Recourse Promissory Note, dated on or about June 12, 2006, by Holdings to Parent.

2.	Warrants Assignment and Assumption Agreement, dated on or about June 12, 2006, between Holdings and Parent.

3.	Stock Options Assignment and Assumption Agreement, dated on or about June 12, 2006 between Holdings and Parent.

4.	Amended and Restated Securityholders Agreement, dated on or about June 12, 2006, by and among Parent and the Securityholders set forth on Schedule of Current Investors attached thereto.